SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2003

ITRON, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-22418

(Commission File Number)

91-1011792

(IRS Employer Identification No.)

2818 North Sullivan Road

Spokane, Washington 99216-1897

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (509) 924-9900

N/A

(Former Name or Former Address, if Changed Since Last Report

The registrant hereby amends its Current Report on Form 8-K dated March 19, 2003 as follows:

Item 7. Financial Statements and Exhibits. The following items are attached as exhibits hereto:

(a) Financial statements of business acquired

The consolidated financial statements of Silicon Energy Corp. (“Silicon”) required to be filed pursuant to Item 7(a) of Form 8-K are included as Exhibit 99.2 and Exhibit 99.3 of this Current Report on Form 8-K/A.

(b) Pro forma financial information

The pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K is included as Exhibit 99.4 of this Current Report on Form 8-K/A.

(c) Exhibits

Exhibit 2.1*

Agreement and Plan of Merger, dated January 18, 2003 as amended on February 27, 2003 and February 28, 2003, by and among Itron, Inc., Shadow Combination, Inc., and Silicon Energy Corp. (“Agreement and Plan of Merger”).

Exhibit 2.1.1	Corrected Schedule 1.1 of First Amendment dated February 27, 2003 of the Agreement and Plan of Merger, by and among Itron, Inc., Shadow Combination, Inc., and Silicon Energy Corp.

Exhibit 2.2*

Escrow Agreement dated March 4, 2003 by and among Itron, Inc., Mellon Investor Services, Inc. and JMI Equity Fund III, LP as the Stockholders’ Representative (Exhibit A to Agreement and Plan of Merger).

Exhibit 4.1*	Credit Agreement, dated March 4, 2003 by and among Itron, Inc. and Wells Fargo Bank, National Association as Administrative Agent.

Exhibit 99.1*	Press release of Itron, Inc., dated March 4, 2003.

Exhibit 99.2

Consolidated financial statements of Silicon Energy Corp., including balance sheets as of December 31, 2001 and 2000 and statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years ended December 31, 2001 and 2000.

Exhibit 99.3	Unaudited condensed consolidated financial statements of Silicon Energy Corp. for the nine months ended September 30, 2002 and 2001.

Exhibit 99.4

Unaudited pro forma condensed consolidated balance sheet of the Registrant and Silicon as of September 30, 2002 and unaudited pro forma consolidated statements of operations of the Registrant and Silicon for the year ended December 31, 2001 and nine month period ended September 30, 2002.

Exhibit 99.5	Consent of Independent Accountants.

*	Previously filed as an Exhibit to the original Form 8-K filed on March 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on the 26th day of March, 2003.

ITRON, INC.

By:	/s/ DAVID G. REMINGTON
David G. Remington Vice President and Chief Financial Officer